SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2003

Jacuzzi Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14557	22-3568449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 S. Flagler Drive Suite 1108 West Palm Beach, FL		33401
(Address of Principal Executive Offices)		(Zip Code)

(561) 514-3838
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
INDEX TO EXHIBITS
CONSENT OF ERNST & YOUNG LLP
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
MANAGEMENT'S DISCUSSION AND ANALYSIS

Item 7.     Financial Statements and Exhibits.

(c)	Exhibits	Description

	23.1	Consent of Ernst & Young LLP

99.1
Jacuzzi Brands, Inc. audited consolidated financial statements as of September 30, 2002 and 2001, and for the three fiscal years ended September 30, 2002 and unaudited condensed consolidated financial statements as of March 31, 2003 and for the six month periods ended March 31, 2003 and 2002.

	99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six month periods ended March 31, 2003 and 2002 and for the three fiscal years ended September 30, 2002.

Item 9.     Regulation FD Disclosure.

      The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.” The Company redefined its business segments to reflect changes made to its management structure and the way it evaluates its businesses. The Company now operates as three business segments, consisting of a Bath Products segment, a Plumbing Products segment and a Rexair segment. The Bath Products segment manufactures whirlpool baths, spas, showers, sanitary ware, including sinks and toilets, and bathtubs for the residential construction and remodeling markets. The Plumbing Products segment manufactures professional grade drainage, water control, commercial brass and PEX piping products primarily for the commercial and institutional construction, renovation and facilities maintenance markets. The Rexair segment manufactures premium vacuum cleaner systems sold through independent distributors in the direct sales retail channel. The Bath Products segment and Plumbing Products segment were previously classified by management as the Bath & Plumbing Products segment.

      In connection with the new classification of the Company’s business segments, the Company has restated its (i) audited consolidated financial statements as of September 30, 2002 and 2001, and for the three fiscal years ended September 30, 2002, and unaudited condensed consolidated financial statements as of March 31, 2003, and for the six month periods ended March 31, 2003 and 2002, and (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six month periods ended March 31, 2003 and 2002 and for the three fiscal years ended September 30, 2002. Copies of these items are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference herein.

      In addition, the Company is disclosing the following information with respect to its Plumbing Products segment. The Plumbing Products segment is comprised solely of results related to the Zurn business in fiscal 2002. However, prior period results for this segment include the results of various businesses and assets that were sold. The Company is providing the following financial information for the Plumbing Products segment for the periods presented:

	2000	2001

Revenues	$354.0	$272.0
Net income	(42.3)	48.7

      In order to provide information on a more comparable basis, the Company is also providing the following data for the Zurn business on a stand alone basis:

	2000	2001

Revenues	$250.0	$259.0
Adjusted EBITDA	53.8	63.4

      The Zurn data for the periods presented can be reconciled to the Plumbing Products segment data as follows:

Revenues	2000	2001

Plumbing Products segment	$354.0	$272.0
Fire protection businesses	(10.6)	—
Selkirk Europe	(53.2)	(4.2)
U.S. Brass	(40.5)	(9.4)

Zurn	$250.0	$259.0

		Selkirk	Fire	U.S.
	Zurn	Europe	Protection	Brass	Total

	(In millions)
For the Fiscal Year Ended September 2000:
Net (loss) income	$32.4	$(50.8)	$0.6	$(24.5)	$(42.3)
	—	—	—	—	—
	—	—	—	—	—
	—	—	—	—	—
	—	—	—	—	—
	—	—	—	—	—
	—	—	—	—	—

Operating income	32.4	(50.8)	0.6	(24.5)	(42.3)
Cumulative effect of accounting change	—	—	—	—	—
Depreciation and amortization	8.3	—	—	—	8.3
Impairment and restructuring charges	13.1	—	—	—	13.1

Adjusted EBITDA	53.8	(50.8)	0.6	(24.5)	(20.9)

		Selkirk	Fire	U.S.
	Zurn	Europe	Protection	Brass	Total

	(In millions)
For the Fiscal Year Ended September 30, 2001:
Net income	$55.7	$(0.2)	$—	$(6.8)	$48.7

Operating income	55.7	(0.2)	—	(6.8)	48.7
Depreciation and amortization	7.7	—	—	—	7.7

Adjusted EBITDA	$63.4	$(0.2)	—	$(6.8)	$56.4

      Adjusted EBITDA as presented above is a non-GAAP measure which is presented because we believe that it is a useful indicator of our ability to incur and service debt. Adjusted EBITDA should not be construed as an alternative to net income (loss) or operating income (loss) as an indicator of our performance, or as an alternative to cash flow from operating activities, investing activities or financing activities as measures of liquidity. Adjusted EBITDA, as we calculate it, may not be comparable to similarly-titled measures reported by other companies. We have presented adjusted EBITDA for Zurn on a stand-alone basis because we believe that, by eliminating the adjusted EBITDA of the various businesses in our Plumbing Segment that we have sold, we have provided investors with more comparable data relating to our Plumbing Segment on a continuing basis.

      We have also recently undertaken a review of our accounting policy for the Rexair distribution network. The network has a book value of $64 million as of March 31, 2003 and is currently accounted for as an indefinite-lived intangible asset pursuant to SFAS No. 142. We may treat this asset as having a finite life pursuant to SFAS No. 142 in future periods. In such an event, although the future charges would be non-cash items, our profitability would be reduced in future periods, with the amount being dependent on the life we use.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

Date: June 20, 2003	By:	/s/ Steven C. Barre
		Name:	Steven C. Barre
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP

99.1	Jacuzzi Brands, Inc. audited consolidated financial statements as of September 30, 2002 and 2001 and for the three fiscal years ended September 30, 2002 and unaudited condensed consolidated financial statements as of March 31, 2003 and for the six month periods ended March 31, 2003 and 2002.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six month periods ended March 31, 2003 and 2002 and for the three fiscal years ended September 30, 2002.